Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Choice Bancorp, Inc. (the “Company”) for the quarter ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), J. Scott Sitter, as Chief Executive Officer of the Company and John F. Glynn, as Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the period covered by the report.

CHOICE BANCORP, INC.

Date:	November 14, 2011	/s/ J. Scott Sitter
J. Scott Sitter
President and Chief Executive Officer

Date:	November 14, 2011	/s/ John F. Glynn
John F. Glynn
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Choice Bancorp, Inc.. and will be retained by Choice Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.